                                 FUND AMERICAN



                             DEFERRED BENEFIT PLAN













                         (As Adopted December 31, 1992)
                          (Revised November 10, 1995)

                                 FUND AMERICAN
                             DEFERRED BENEFIT PLAN
                          (Adopted December 31, 1992)
                          (Revised November 10, 1995)


                                     INDEX

ARTICLE        DESCRIPTION                                              PAGE
-------        -----------                                              ----
  I.           PURPOSE OF PLAN........................................    1

  II.          DEFINITIONS............................................    1

  III.         ELIGIBILITY............................................    4

  IV.          PARTICIPATION..........................................    4

  V.           GENERAL PROVISIONS.....................................    5

  VI.          DEFERRED BENEFIT ACCOUNTS..............................    6

  VII.         PARTICIPANTS' RIGHTS UNSECURED.........................   12

  VIII.        PAYMENT OF DEFERRED RETIREMENT BENEFITS................   12

  IX.          VALUATION DATE.........................................   15

  X.           DEATH OF PARTICIPANT...................................   15

  XI.          ALIENATION.............................................   15

  XII.         TAX WITHHOLDING........................................   16

  XIII.        CONSENT................................................   16

  XIV.         SEVERABILITY...........................................   17

  XV.          AMENDMENT AND TERMINATION..............................   17

  XVI.         CHANGE OF CONTROL......................................   18

  XVII.        PLAN ADMINISTRATION....................................   19


                                      (i)

                                 FUND AMERICAN
                             DEFERRED BENEFIT PLAN
                              (December 31, 1992)
                          (Revised November 10, 1995)

                                   ARTICLE I

                                PURPOSE OF PLAN

1.1 The purpose of this Plan is to provide eligible Officers and Key Employees of Fund American with deferred retirement benefits. The Plan is also intended to establish a method of attracting and retaining persons whose abilities, experience and judgement can contribute to the long-term strategic objectives of Fund American.

1.2 The Committee intends that the Plan be an unfunded non-qualified deferred compensation plan maintained primarily for the purpose of providing deferred retirement benefits for a select group of management or highly compensated employees of Fund American, and that contributions to the Plan shall be deductible by Fund American pursuant to Section 404(a)(5) of the Internal Revenue Code of 1986, as amended (the "IRC").

                                   ARTICLE II

                                  DEFINITIONS

     As used in this Plan, the following terms shall have the meanings hereinafter set forth:

2.1 "Base Salary" means the annual salary paid to Fund American Officers and Key Employees which is paid bi-weekly (or other regular interval) during the calendar year.

2.2 "Beneficiary" means any person(s) or legal entity(ies) designated by the Participant or otherwise determined in accordance with ARTICLE V.

2.3  "Board of Directors" means the Board of Directors of the Company.

2.4 "Cash Incentive Bonus" means the Participant's portion (if any) of Fund American's annual cash bonus pool normally awarded by the Board of Directors to Fund American employees shortly after the close of the calendar year, which is the relevant time frame used to judge such performance.

2.5 "Committee" means the Executive Compensation Committee as initially appointed by the Board of Directors and as appointed from time to time by written action of the Board of Directors.

2.6 "Company" means Fund American Enterprises Holdings, Inc. (formerly The Fund American Companies, Inc.), a Delaware corporation, and its successors and assigns.

2.7 "Compensation" has the same meaning, with one exception, as the definition contained in The Fund American Companies, Inc. Retirement Plan (terminated 10/31/92), e.g. Base Salary and Cash Incentive Bonuses (also overtime pay and military pay if applicable). Compensation specifically excludes performance units, stock appreciation rights, performance shares, restricted stock, warrants, stock options and other qualifying remuneration paid or otherwise payable by Fund American. The one difference in the definition of Compensation for this Plan is that all annual cash bonuses will be includible in Compensation in the year earned rather than paid.

2.8 "Deferral Period" means the total aggregate period of time, expressed in Plan Years, for which Deferred Retirement Benefits awarded for a particular Plan Year are to be invested in the Plan and not yet deemed payable to the Participant or his Beneficiary.

2.9 "Deferred Retirement Benefit" means the retirement benefit, expressed in U.S. dollars, deferred pursuant to ARTICLE VI of this Plan.

2.10 "Deferred Benefit Account" means the individual account maintained under the Plan for a Participant as determined under ARTICLE VI.

2.11 "Deferred Benefit Election Form" means the standardized election form that each Participant must execute in accordance with ARTICLE IV, a copy which is attached hereto as EXHIBIT # 1.

2.12 "Director" means a director of the Company who is not an employee of Fund American.

2.13 "FFC Share(s)" means a share(s) of Fund American Enterprises Holdings, Inc. Common Stock ($1.00 par value) as listed on the New York Stock Exchange (symbol FFC).

2.14 "Final Average Pay" has the same meaning as the definition contained in The Fund American Companies, Inc. Retirement Plan (terminated 10/31/92), i.e. the highest average Compensation of an employee for any five (5) consecutive years falling within the ten (10) year period ending on the employee's service separation date, but subject to an overall maximum cap of 135% of the average Base Salary for the same applicable five year averaging period.

2.15 "Fund American" means the Company, its wholly owned subsidiary, Fund American Enterprises, Inc., a Delaware corporation, and other affiliates designated by the Committee or the Board of Directors.

2.16 "Investment Option" means an option made available to Participants pursuant to ARTICLE VI.

2.17 "Investment Option Election" means a Participant election made pursuant to
     ARTICLE VI.

2.18 "Key Employee" means any executive employee or other overtime-exempt employee of Fund American that the Committee in its sole discretion decides is important to the ongoing business objectives of Fund American.

2.19 "Market Price of FFC Share(s)" means the closing price per share of FFC listed on the NYSE composite tape or, if the NYSE is closed for a particular day, the closing NYSE price of FFC on the previous day.

2.20 "Officer" means an officer of Fund American as defined in the Corporate Bylaws.

2.21 "Participant" for any Plan Year means an Officer or Key Employee of Fund American designated by the Committee as eligible to participate in the Plan.

2.22 "Plan" means the Fund American Deferred Benefit Plan as embodied herein and as amended from time to time.

2.23 "Plan Year" means the twelve (12) month calendar year beginning January 1 and ending December 31, or shorter period as the case may be in the year the Plan is adopted or terminated.

2.24 "Valuation Date" means the last business day of either a calendar year or calendar quarter, as the Committee will determine from time to time.

2.25 Construction.  The masculine pronoun shall be deemed to include the
     ------------
     feminine, and the singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.

                                  ARTICLE III

                                  ELIGIBILITY

     Each Officer and Key Employee of Fund American shall be eligible to participate in the Plan if selected by the Committee. The Committee has total discretion to determine who is eligible to participate on a Plan Year by Plan Year basis.


                                   ARTICLE IV

                                 PARTICIPATION

4.1  Election Form.  Subject to Sections 4.2 and 4.3, an eligible Officer
     -------------
     or Key Employee should make a valid election by executing and filing with the Committee, before the commencement of such Plan Year, a Deferred
                                                                 --------
     Benefit Election Form, a copy of which is attached hereto as EXHIBIT # 1.
     ----------------------

4.2  New Employees.  Notwithstanding Section 4.1, a newly hired Officer
     -------------
     or Key Employee who becomes a Participant after the first day of the current Plan Year, may file a Deferred Benefit Election Form within fifteen
     (15) days after his initial date of employment with respect to the Deferred Retirement Benefit calculated on Compensation not yet earned for the remaining portion of the Plan Year.

4.3  Default Elections.  If a Participant fails to file a timely
     -----------------
     Deferred Benefit Election Form in accordance with either Section 4.1 or 4.2, such Participant will forego all opportunity to make an Investment Option Election (Section 6.11), a Payment Method Election (Section 8.2) and a Payment Period Election (Section 8.3). Accordingly, failure to file a timely Deferred Benefit Election Form for a particular Plan Year will result in default elections being automatically triggered, which provide that:

     (i) the current Plan Year's calculated Deferred Retirement Benefit will be invested solely in the Prime Rate Investment Option.

     (ii) commencement of benefits will occur upon the first day of the Plan Year following the Plan Year in which termination of employment (for any reason) occurs.

     (iii) the sole method of benefit payment to Participant will be a lump sum.

4.4  Election Not Revocable.  Except as provided in Section 8.5, a Deferred
     ----------------------
     Benefit Election Form, once executed and filed with the Committee, cannot be revoked for such current Plan Year's calculated Deferred Retirement Benefit.

4.5  Vesting.  A Participant will be vested in his entire Deferred Benefit
     -------
     Account balance at all times and will not be subject to forfeiture for any reason.

4.6  Participation in Deferred Compensation Plan Not Required.  A Participant
     --------------------------------------------------------
     need not also participate in the Fund American Voluntary Deferred Compensation Plan in order to participate in this Plan for a particular Plan Year.

4.7  New Elections Permitted for each year.  All elections made on a
     -------------------------------------
     Deferred Benefit Election Form for a particular Plan Year have no effect on, nor are affected by, elections made for future or past Plan Years. Each Plan Year elections stand on their own.


                                   ARTICLE V

                               GENERAL PROVISIONS

5.1  No Right To Payment Except as Provided in Plan. No Participant or
     ----------------------------------------------
     Beneficiary shall have any right to any payment or benefit hereunder except to the extent provided in the Plan.

5.2  Employment Rights.  The employment rights of any Participant shall not
     -----------------
     be enlarged, guaranteed or affected by reason of the provisions of the Plan.

5.3  Initial Participating Companies.  Initially, no subsidiary other than
     -------------------------------
     Fund American Enterprises, Inc. is currently permitted to participate in the Plan. However, the Committee can decide at a future date to allow inclusion of a new or previously excluded subsidiary(ies).

5.4  Recipient Under a Disability.  If the Committee determines that
     ----------------------------
     any person to whom a payment is due hereunder is a minor, or is adjudicated incompetent by reason of physical or mental disability, the Committee shall have the power to cause the payments becoming due to such person to be made to the legal guardian for the benefit of the minor or incompetent, without responsibility of Fund American or the Committee to see to the application of such payment, unless prior to such payment claim is made therefor by a duly appointed legal representative. Payments made pursuant to such power shall operate as a complete discharge of Fund American and the Committee.

5.5  Designation of Beneficiary.  Each Participant may designate any
     --------------------------
     person(s) or legal entity(ies), including his estate, as his Beneficiary under the Plan in writing to the Committee. A Participant may at any time revoke or change his designation of Beneficiary by writing to the Committee. If no person or legal entity shall be designated by a Participant as his Beneficiary, or if no designated Beneficiary survives him, his estate shall be his Beneficiary.

5.6  Elections.  Any election made or notice given by a Participant pursuant
     ---------
     to the Plan shall be in writing to the Committee, or to such representative as may be designated by the Committee for such purpose. Notice shall be deemed to have been made or given on the date received by the Committee or its designated representative.

5.7  Controlling Law.  The validity of the Plan or any of its provisions
     ---------------
     shall be determined under, and it shall be construed and administered according to, the laws of the State of Vermont.

                                   ARTICLE VI

                           DEFERRED BENEFIT ACCOUNTS

6.1  Accounts.  Upon receipt of a Participant's valid Deferred Benefit
     --------
     Election Form, the Committee shall establish, as a bookkeeping entry only, a Deferred Benefit Account for such Participant. The Committee shall thereafter record to each Participant's Deferred Benefit Account, as of the first day of the current Plan Year, the Deferred Retirement Benefit amount calculated pursuant to Section 6.3.

6.2  Adjustments To Accounts.  The balance in a Participant's Deferred Benefit
     -----------------------
     Account at any time will be calculated on a daily basis by: i) aggregating all current or prior Plan Year Deferred Retirement Benefit amounts calculated pursuant to Section 6.3; ii) adding (subtracting) thereto the cumulative interest equivalent, whether positive or negative, earned on such Deferred Retirement Benefit amounts computed in accordance with the rules of Sections 6.4, 6.5 and 6.6, 6.7 and 6.8; and iii) from such total obtained, subtracting the aggregate payments made to the Participant in current or prior Plan Years in accordance with ARTICLE VIII and ARTICLE X.

6.3    Deferred Retirement Benefit.  A Participant's total Deferred Retirement
       ---------------------------
       Benefit amount for the current Plan Year shall be the sum of the following components, each of which is considered a separate Deferred Retirement Benefit solely for purposes of a Participant making an Investment Option Election pursuant to Section 6.11:

       (i) five percent (5%) of a Participant's Base Salary determined as of the beginning of a Plan Year, subject to an inflation adjusted, maximum annual dollar amount ($9,240 for 1995) as published by the Internal Revenue Service for a tax qualified plan commonly referred to as a 401(k) plan; and,

       (ii) the excess of: a) the lump sum present value equivalent of the normal retirement benefit (i.e. a monthly annuity starting at age 65) computed as of the end of the current Plan Year, over b) the lump sum
                                     -------
       present value equivalent of the normal retirement benefit computed as of the end of the prior Plan Year.
                      -----
       Solely for purposes of this Section 6.3(ii), the calculation of each Plan Year's normal retirement benefit shall employ recognized actuarial principles and such other reasonable assumptions deemed necessary by the Committee to achieve the stated objective of providing each Participant with a retirement benefit which approximates the benefit that a Participant would have been entitled under The Fund American Companies, Inc. Retirement Plan, but assuming that the mandatory "Top Heavy" rules and maximum compensation limits imposed on all qualified plans did not exist. Further, the removal of compensation limits does not change the definition of Compensation as it is used in calculating Final Average Pay as such term is defined in The Fund American Companies, Inc. Retirement Plan (i.e. eligible compensation is limited to the lesser of Base Salary plus 100% of Cash Incentive Bonuses, or 135% of Base Salary).

6.3(a) Prospective Catch-up Adjustment.  In
       -------------------------------
       recognition of the fact that the calculation of the Deferred Retirement Benefit for a particular Plan Year is based on estimates made as of the beginning of a Plan Year as to what a Participant's Compensation will be for an entire Plan Year, a prospective catch-up adjustment, either positive or negative, shall be made if a Participant's actual Compensation differs from estimated Compensation. Accordingly, such difference will be considered an additional Deferred

       Retirement Benefit or Detriment, as the case may be, but will be taken into account solely in determining the Deferred Retirement Benefit amount for the Plan Year following the Plan Year to which the adjustment relates.

6.4    Investment of Deferred Retirement Benefits. Deferred Retirement Benefit
       ------------------------------------------
       amounts shall be "theoretically invested" under any of the Investment Options described below, as elected by the Participant.

6.5    Prime Rate Investment Option.  Interest equivalents, equal to the
       ----------------------------
       product of: i) Daily Prime Rate; multiplied by ii) the portion of the Deferred Benefit Account balance existing as of the end of the previous day in the Prime Rate Investment Option, shall be credited each day to a Participant's Deferred Benefit Account.

6.5(a) Daily Prime Rate.  Expressed as a percentage, the "Daily Prime Rate"
       ----------------
       as described in Section 6.5 will be calculated by dividing the "base rate" of interest announced publicly by Citibank, N.A. in New York, N.Y. (or prime or base rate of another large commercial bank selected by the Committee), as in effect on the last business day of each month, by 360.

6.6    Phantom Share Investment Option.  Interest equivalents shall be
       -------------------------------
       credited to (subtracted from) amounts in the Phantom Share Investment Option on a daily basis. Such daily interest equivalents shall be calculated as follows: i) take the aggregate number of Phantom Shares in a Participant's Phantom Share Investment Option at the close of business on the preceding calendar day; multiplied by ii) the difference between
              ---------
       the FFC Share closing Market Price on the current calendar day, plus
                                                 -------
       dividends paid or payable, as defined in Section 6.6(c), with respect to a single FFC Share, and the FFC Share closing Market Price on the preceding calendar day. For purposes of comparability, the above
       ---------
       calculation shall be adjusted for any stock splits or stock dividends occurring during the current calendar day which affects the number of
                            -------
       Phantom Shares a Participant held on the preceding calendar day.
                                                ---------

6.6(a) Phantom Shares Granted to Participant. Subject to the Phantom Share
       -------------------------------------
       Cumulative Dollar Limitation contained at Section 6.11(b), the number of Phantom Shares granted to a Participant will be determined by dividing the dollar amount of Deferred Retirement Benefit allocated to the Phantom Share Investment

       Option by the Conversion Price. Such total amount of Phantom Shares determined will then be rounded to the next one-tenth (1/10) Phantom Share.

6.6(b) Conversion Price.  The Conversion Price of FFC Shares used to calculate
       ----------------
       the number of Phantom Shares to be added to a Participant's Deferred Benefit Account as of the beginning of a Plan Year will be the closing Market Price of FFC Shares at the end of the last business day of the immediately preceding Plan Year.

6.6(c) Dividends Reinvested in Phantom Share Investment Option.
       -------------------------------------------------------
       For purposes of Section 6.6, dividends "paid or payable" shall mean either in cash or property, but shall exclude stock dividends or stock splits, as the case may be. Further, dividends paid or declared payable on the preceding day will be treated as automatically reinvested in FFC Shares as of the end of such day at the closing Market Price of FFC Shares; provided the Participant's account held Phantom Shares on the last day the Company declares as the date stockholders of record are entitled to receive such dividend on FFC Shares (i.e. the "ex-dividend" date).

6.6(d) Other Dilutive and Anti-dilutive Transactions Affecting Phantom Shares.
       ----------------------------------------------------------------------
       In addition to Section 6.6(c), and subject to other provisions in the Plan, the Committee has the discretion to make appropriate adjustments to a Participant's account invested in the Phantom Share Investment Option where a "capital transaction" or "corporate reorganization" has the affect of changing the economic equivalent number of Phantom Shares that a Participant has been credited under this Plan. The Committee shall make an adjustment to the portion of each Participant's Deferred Benefit Account invested in the Phantom Share Investment Option so affected (if any), either positive or negative as the case may be, to ensure that neither unintended economic benefits nor detriments are conferred on a Participant solely by reason of such capital transaction or corporate reorganization.

6.6(e) Capital Transaction or Corporate Reorganization. Solely for purposes
       -----------------------------------------------
       of Section 6.6(d), a "capital transaction" or "corporate reorganization" shall not be limited to its ordinary meaning if in fact a Participant would be conferred an economic benefit or detriment by some other corporate transaction which is not literally considered a capital transaction or corporate reorganization under common business usage of said terms.

6.7    Equity Fund Investment Option.  Interest equivalents, equal to the
       -----------------------------
       product of: i) the daily published total return for the Oakmark Fund; multiplied by ii) the Deferred Compensation balance existing as of the end of the previous day in the Equity Fund Investment Option, shall be credited each day to a Participant's Deferred Compensation Account.

6.8    Fixed-Income Fund Investment Option. Interest equivalents, equal to
       -----------------------------------
       the product of: i) the daily published total return for the PIMCo Total Return Fund; multiplied by ii) the Deferred Compensation balance existing as of the end of the previous day in the Fixed-Income Fund Investment Option, shall be credited each day to a Participant's Deferred Compensation Account.

6.9    Other Investment Options.  The Committee may make other Investment
       ------------------------
       Options available under the Plan from time to time. Earnings (loss) shall be credited to (subtracted from) amounts invested in such other Investment Options on a daily basis as determined by the Committee.

6.10   Converting Accrued & Vested Benefits From Other Fund American
       -------------------------------------------------------------
       Non-Qualified Plans.  For purposes of establishing a Participant's
       -------------------
       Deferred Benefit Account, benefits accrued as of December 31, 1992 on behalf of Plan Participants who were also participating in one or more of the terminated Fund American non-qualified plans (i.e. The Fund American Companies, Inc. Retiree Medical Plan, Supplemental Pension Plan and Survivor Benefit Plan), shall be transferred as of January 1, 1993 to this Plan and invested in accordance with Section 6.11 and the elections made by such Participants as indicated on the Deferred Benefit Election Form. Such transferred balances shall be considered an additional Deferred Retirement Benefit amount for the 1993 Plan Year in addition to the Deferred Retirement Benefit calculated pursuant to Section 6.3.

6.11   Investment Option Election.  Except as provided in this Section 6.11,
       --------------------------
       amounts invested in the Phantom Share Investment Option may not be transferred to another Investment Option by the Participant although amounts invested in any other Investment Option may be transferred annually among any available Investment Option (including a transfer to the Phantom Share Investment Option) in accordance with procedures established by the Committee. Such transfer election may be made only within the 10-business day period commencing on the third business day following release of the Company's third quarter financial information.

          The foregoing limitation on transfers of amounts invested in the Phantom Share Investment Option has been included in this Plan so that amounts invested in the Phantom Share Investment Option shall be excluded from the definition of "derivative securities" contained in Rule 16a-1(c)
       (3) (or any successor) issued under the Securities Exchange Act of 1934. If such rule is withdrawn, amended or reinterpreted so that the foregoing limitation is no longer required to disqualify such amounts as derivative securities, the foregoing limitation shall be rescinded.

          An Investment Option election shall remain in effect for future Deferred Compensation (including amounts deferred in subsequent Plan Years) unless and until a new Investment Option Election is filed with the Committee.

6.11(a)   Investment Option Allocation.  Subject to the Phantom Share
          ----------------------------
       Cumulative Dollar Limitation contained at Section 6.11(b), each Participant can elect to allocate each component of a Plan Year's total Deferred Retirement Benefit among the available Investment Options as described in Sections 6.5, 6.6, 6.7, 6.8 and 6.9.

6.11(b)   Phantom Share Cumulative Dollar Limitation. Notwithstanding a
          ------------------------------------------
       Participant's ability to allocate Deferred Retirement Benefits for a Plan Year among the available Investment Options, a Participant's election to invest Deferred Retirement Benefits in the Phantom Share Investment Option may be limited (either in whole or in part) as described herein:
       (i) Without requiring authorization from the Board of Directors, but subject to all other provisions in this Plan, a Participant may continue to invest Deferred Retirement Benefits in the Phantom Share Investment Option to the extent the portion of a Participant's Deferred Benefit Account balance invested in the Phantom Share Investment Option does not have a fair market value which exceeds twenty million dollars ($20 million).

       (ii) Unless authorized by the Board of Directors, a Participant is precluded from investing additional Deferred Retirement Benefits in the Phantom Share Investment Option if the portion of a Participant's Deferred Benefit Account balance previously invested in the Phantom Share Investment Option has a fair market value which exceeds twenty million dollars ($20 million).

6.12   Deletion of Investment Options.  Except as provided in Section 15.2,
       ------------------------------
       the Committee cannot delete or alter the terms of an existing Investment Option without the written permission of those Participants affected by such proposed amendment whose Deferred Retirement Benefits is invested in such Investment Option.

                                  ARTICLE VII

                         PARTICIPANTS' RIGHTS UNSECURED

7.1    Unsecured Creditors.  Amounts credited to Deferred Benefit Accounts
       -------------------
       shall be dealt with in all respects as working capital of Fund American, therefore the right of a Participant to receive any distribution hereunder shall be an unsecured claim against the general assets of Fund American.

7.2    No Actual Investment Required.  Subject to ARTICLE XVI, no assets of
       -----------------------------
       Fund American shall in any way be held in trust for, or be subject to, any prior claim by an Officer or a Key Employee or his Beneficiary under the Plan. Further, neither Fund American nor the Committee shall have any duty whatsoever to invest any amounts credited to any Deferred Benefit Accounts established under the Plan.

                                  ARTICLE VIII

                    PAYMENT OF DEFERRED RETIREMENT BENEFITS

8.1    Commencement of Benefits.  Subject to Sections 4.3 and 8.1(a),
       ------------------------
       when, and at the same time, an eligible Participant elects to invest Deferred Retirement Benefits for any particular Plan Year, he shall also elect on the Deferred Retirement Benefits Election Form to have the portion of his Deferred Benefit Account balance attributable to such current Plan Year commence to be paid on the first day of the Plan Year following the Plan Year in which the earlier event occurs:
                                            -------
         (i) upon separation from service due to either termination, normal retirement, death or disability; or

         (ii) upon the date such Participant attains a selected age.

8.1(a) 365 Day Minimum Deferral Period.  Notwithstanding the time for the
       -------------------------------
       commencement of benefits pursuant to Section 8.1, commencement of benefits will not occur prior to the expiration of a 365 day period beginning the day after the date on which a Deferred Retirement Benefit is awarded as provided in this Plan.

8.2    Payment Method Election.  At the time the Deferred Benefit Election
       -----------------------
       Form is filed pursuant to ARTICLE IV, Participants must also elect the method of receiving payment of their Deferred Benefit Account balance upon the first day of the Plan Year following the expiration of the elected Deferral Period. Each Participant shall elect to receive payment of his account either in:

       (i)   one lump sum on the benefit commencement date;

       (ii) annual installments, with interest, over a specified period (determined in accordance with Section 8.3), beginning on the commencement date; or

       (iii) an annual installment/lump-sum combination where 25%, 50% or 75% of the Deferred Benefit Account balance is paid in annual installments over a specified period (determined in accordance with Section 8.3), beginning on the commencement date, and the remaining balance paid in lump-sum, with accrued interest, at the end of the elected payment period.

8.2(a) Installment Payout Formula. If a Participant selects payment option
       --------------------------
       (ii) or (iii) of Section 8.2, the annual installment amount for a particular Plan Year will be computed as follows:

                             $W = ( $X / [Y - Z] )

       Where W = Installment amount received by Participant in a particular Plan
                 Year.
       Where X = Participant's Deferred Benefit Account balance at end of the prior Plan Year.
       Where Y = Number of years originally elected by Participant for the payment period.
       Where Z = Number of years in the elected payment period already elapsed.

8.3    Payment Period Election.  At the time an Eligible Participant elects to
       -----------------------
       be a Participant for any Plan Year, he shall concurrently elect on the Deferred Benefit Election Form the number of years, up to a maximum of fifteen (15), over which his Deferred Benefit Account shall be paid out upon the expiration of the Deferral Period.

8.3(a) Automatic Payment Period Override.  Notwithstanding the Participant's
       ---------------------------------
       payment period election pursuant to Section 8.3, in the case of termination for cause (Section 8.6) or death of the Participant (ARTICLE
       X), such payment period election will be automatically changed to the lump-sum option contained at Section 8.2(i).

8.4    Payment Denomination.  All payments made to Participants shall be
       --------------------
       paid solely in cash.

8.5    Change of Prior Elections.  Subject to the consent of the Committee, a
       -------------------------
       Participant may file a request to change his prior election with respect to the timing of commencement of benefits (Section 8.1), payment method (Section 8.2) and/or payment period (Section 8.3). Such new election must be filed with the Committee at least 365 days prior to the date on which payment of benefits would commence under either the original or the revised election. Only one such request will be approved with respect to any Participant.

8.6    Termination for Cause.  Notwithstanding the payment period election made
       ---------------------
       under Section 8.3, if a Participant is terminated for cause as determined by the Committee, payment of the entire amount remaining in his Deferred Benefit Account for all Plan Years shall be made in one lump sum on the first day after the end of the Plan Year in which termination occurred. Termination for cause shall include gross negligence, willful misconduct and fraud against the Company or any of its subsidiaries.

8.7    Hardship Withdrawal.  Subject to the limitation in Section 8.7(a), upon
       -------------------
       application of any Participant and approval thereof by the Committee, the Participant may withdraw, by reason of hardship, part or all of his Deferred Benefit Account. "Hardship" shall mean an unanticipated emergency situation in the Participant's financial affairs beyond the Participant's control, including illness or an accident involving the Participant, his dependents or other members of his family, or other significant financial emergency, as determined by the Committee in its sole discretion.

8.7(a) Section 16 Limitation.  Notwithstanding the Hardship withdrawal
       ---------------------
       provision contained in Section 8.7 above, such provision is not available for those Participants identified by the Committee as "insiders", as defined under Section 16 of the Securities Exchange Act of 1934 unless or until amounts invested in the Phantom Share Investment Option will be excluded from the definition of "derivative securities" contained in Rule 16a-1(c)(3) (or any successor) issued under the Securities Exchange Act of 1934 even if such amounts may be subject to a Hardship withdrawal.

8.8    Accrued Interest Period.  For purposes of determining the benefits to be
       -----------------------
       paid to Participants under ARTICLES VIII and X, interest on such Deferred Benefit Account balance will continue to accrue through the end of November in the Plan Year prior to the Plan Year in which payment of benefits will be made. Interest for the month of December in the Plan Year prior to the Plan Year in which payment of benefits will be made is calculated by using the following formula:

                            [ $X  x  Y% ] x 30 =  $Z
        Where X =  Participant's Deferred Benefit Account balance at
                   November 30th
        Where Y =  Daily Prime Rate (see Section 6.5(a)) in effect on
                   November 30th
        Where Z =  Additional accrued interest due Participant for the month of
                   December

                                   ARTICLE IX

                                 VALUATION DATE

9.1    Valuation. Valuation Date, the Deferred Benefit Account balance of each
       ---------
       Participant shall be valued by the Committee. The current value, and the change in value from the prior Valuation Date (whether positive or negative), shall be communicated in writing to each Participant within forty-five (45) days after such Valuation Date.

9.2    Valuation Dates.  A Valuation Date, shall, at a minimum, be four times
       ---------------
       during a Plan Year ending on each of the quarterly periods March 31, June 30, September 30 and December 31.

                                   ARTICLE X

                              DEATH OF PARTICIPANT

       Notwithstanding the payment period election made under Section 8.3, a Participant's estate or designated Beneficiary shall be paid the value of his Deferred Benefit Account in one lump sum on the first day after the end of the Plan Year in which his death occurred. Interest on such balance shall be determined in accordance with the rules contained in Section 8.8.

                                   ARTICLE XI

                                   ALIENATION

       Other than as provided in ARTICLE X, anticipation, alienation, sale, transfer, assignment, pledge or other encumbrance of any payments or benefits under the Plan shall not be permitted or recognized, and to the extent permitted by law, no such payments or benefits shall be subject to legal process or attachment for the payment of any claim of any person entitled to receive the same.

                                  ARTICLE XII

                                TAX WITHHOLDING

12.1   Withholding.  Subject to Sections 12.2 and 12.3, Fund American shall
       -----------
       deduct from all payments under this Plan each Participant's share of any taxes required to be withheld by any Federal, state or local government. The Participants and their Beneficiaries, distributees and personal representatives will bear any and all Federal, foreign, state, local income taxes or any other taxes imposed on Participants on amounts under this Plan.

12.2   FICA Taxes.  Pursuant to IRC Section 3121(v), Compensation deferred
       ----------
       pursuant to this Plan is subject to FICA at the time of deferral rather than at the time of distribution to the Participant. Accordingly, each Participant who has not yet reached the maximum compensation levels subject to FICA at the time Compensation is deferred herein will be required to pay (by payroll deduction or check) to Fund American his share of FICA taxes due and payable.

12.3   Taxes Due at Deferral Date Other than FICA Taxes.  If any of the taxes
       ------------------------------------------------
       referred to in Section 12.1 are due at the time of deferral, instead of at the time of payout, the Participant will be required to pay (by payroll deduction or check) to Fund American the Participant's share of any such taxes due and payable.

                                  ARTICLE XIII

                                    CONSENT

       By electing to become a Participant, each Officer and Key Employee shall be deemed conclusively to have accepted and consented to all terms of the Plan and all actions or decisions made by the Company, the Board or the Committee with regard to the Plan. Such terms and consent shall also apply to, and be binding upon, the Beneficiaries, distributees and personal representatives and other successors in interest of each Participant.

                                  ARTICLE XIV

                                 SEVERABILITY

       In the event any provision of this Plan would serve to invalidate the Plan, that provision shall be deemed to be null and void, and the Plan shall be construed as if it did not contain the particular provision that would make it invalid.

                                  ARTICLE XV

                           AMENDMENT AND TERMINATION

15.1   Board May Amend or Terminate.  Subject to Sections 15.2 and 15.3,  the
       ----------------------------
       Board of Directors, may at any time modify or amend any or all of the provisions of the Plan or may at any time terminate the Plan.

15.2   (i) Investment Options.  Notwithstanding Section 15.1, the Board of
       ----------------------
       Directors cannot delete or alter the terms of the Investment Options, contained herein at Sections 6.5 and 6.6, without the written permission of those Participants, whose Deferred Benefit Account is invested in such Investment Option(s), who would be affected by such proposed amendment. However, nothing contained herein shall prevent the Board of Directors from substituting a new investment option for the Phantom Share Investment Option if the common stock of the Company (currently FFC Shares) is no longer publicly traded on a nationally recognized stock exchange. In the event of such an occurrence, the Board of Directors shall have the sole authority to substitute a new Investment Option and allow only those

       Participants affected to transfer their Phantom Share account balance to an existing Investment Option if the substituted Investment Option is not acceptable to the particular Participant.

       (ii) Fiduciary Guidelines.  Notwithstanding Section 15.1 and
            -------------------------
       Section 15.2(i), the Board of Directors will not make amendments or terminate the Plan if such amendments or termination would reduce a Participant's balance in his Deferred Benefit Account. Further, the Board of Directors will not make amendments which would in any way eliminate the express requirement in Section 16.1 requiring the establishment of a Rabbi Trust in the event of a Change of Control if one has not previously been established.

15.3   Termination.  In the event of termination of the Plan, the Committee
       -----------
       shall give written notice to each Participant that the entire balance in his Deferred Benefit Account will be distributed in the manner initially elected by each Participant pursuant to ARTICLE VIII. Further, pursuant to the responsibility vested with the Committee as stated in
       Section 17.1, the Committee will evaluate the advisability of establishing a Rabbi Trust--if one does not already exist--in light of the circumstances that caused the Board of Directors to terminate the Plan.

                                  ARTICLE XVI

                               CHANGE OF CONTROL

16.1   Funding of Trust.  Notwithstanding ARTICLE VII, upon a "Change of
       ----------------
       Control" as defined in Section 16.2, the Board of Directors is required to cause the immediate contribution of funds to a trust--if not previously established--(i.e. "Rabbi Trust" established in accordance with Rev. Proc. 92-64 (or any successor) or other funding mechanism approved by the Internal Revenue Service which would not result in Plan Participants being in constructive receipt of income) for the benefit of each Plan Participant, as beneficiary. The assets of such trust shall at all times be subject to the claims of general creditors of Fund American. Such contribution will be equal to the balance in each Participant's Deferred Benefit Account as of the Change of Control date. Further, if the Plan is not terminated upon such Change of Control, Fund American will continue to contribute to the trust, on an annual basis, an amount of cash equal to the Deferred Retirement Benefit awarded to each Participant after the Change of Control.

16.2   Change of Control.  For purposes of this Plan, a "Change of Control"
       -----------------
       shall occur if:

       i) any person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than American Express Company or the Company, becomes the beneficial owner (within the meaning of Rule 13d-3 under such Exchange Act) of thirty-five percent (35%) or more of the Company's then outstanding FFC Shares;

       ii) as defined in Section 16.3, the "Incumbent Board of Directors", cease to constitute a majority of the Board of Directors of the Company; or

       iii) the business of the Company for which the Participant's services are principally performed is disposed of by the Company pursuant to a sale or other disposition of all or substantially all of the business or business related assets of the Company (including stock of a subsidiary of the Company).

16.3   Incumbent Board of Directors.  Incumbent Board of Directors shall mean
       ----------------------------
       those individuals who, as of April 9, 1992, constituted the Board of Directors or, alternatively, those members elected or nominated after April 9, 1992 who were approved for such election or nomination by a vote of at least a majority of the directors then comprising the Incumbent Board of Directors. Further, individuals shall be excluded whose initial assumption of office is or was in connection with an actual or threatened election contest relating to the election of the directors of the Company (as used in rule 14a-11 under the Securities Exchange Act of 1934).

                                  ARTICLE XVII

                              PLAN ADMINISTRATION

17.1   Committee.  The general administration of the Plan, the decision to
       ---------
       establish a trust and the responsibility for carrying out its provisions shall be placed in the Committee.

17.2   Determinations of the Committee.  Subject to the limitations of the
       -------------------------------
       Plan, the Committee shall from time to time establish rules for the administration and interpretation of the Plan and the transaction of its business. The determination of the Committee as to any disputed question shall be conclusive.

17.3   Majority Vote.  Any act which the Plan authorizes or requires the
       -------------
       Committee to do may be done by a majority (expressed from time to time by a vote at a meeting or in writing without a meeting) and shall constitute the action of the Committee, and shall have the same effect for all purposes as if assented to by all members of the Committee.

17.4   Authorization of Committee Members.  The members of the Committee may
       ----------------------------------
       authorize one or more of their number to execute or deliver any instrument, make any payment, or perform any other act which the Plan authorizes or requires the Committee to do.

17.5   Agents.  The Committee may employ or retain agents to perform such
       ------
       clerical, accounting, and other services as it may require in carrying out the provisions of the Plan.

17.6 Any and all such costs in administering this Plan will be paid and incurred by Fund American.

17.7   Notices.  All written notices or elections as required herein shall be
       -------
       sent either by U.S. mail, overnight carrier service or personal delivery to the address below:

                    Fund American Enterprises Holdings, Inc.
                      c/o Fund American Enterprises, Inc.
                          The 1820 House/Main Street
           Norwich, VT   05055  Attention:  Mr. Michael S. Paquette